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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders,
Dynamic I-T, Inc.
15 St. Helen's Place
London EC3A 6DE, England

Ladies and Gentlemen:

   We consent to the incorporation by reference in the prospectus in Amendment No. 1 to the Registration Statement on Form SB-2 being filed by Dynamic I-T, Inc. (the "Company") of (i) our concurrence with the Company dismissing him as the Company's principal independent public accountant appearing in the Company's Form 8K filed 9/5/00; and (ii) our concurrence with the Registrant's change in Certifying Accountant appearing in the Company's to Form 8K/A filed 9/7/00. We also consent to the reference to our firm under the caption "Changes in and Disagreements with Accountants" in the prospectus of this Amendment No. 1.

                                        /s/ Michael B. Johnson & Co. LLC
                                        ---------------------------------
                                        Michael B. Johnson & Company, LLC

Dated: February 15, 2001